Exhibit 8.1

List of Subsidiaries of the Registrant

1.	China Eastern Airlines Jiangsu Co., Ltd., a company incorporated under the laws of People’s Republic of China, 62.56% equity of which is owned by China Eastern Airlines Corporation Limited.
2.	Shanghai Airlines Co., Ltd., a company incorporated under the laws of People’s Republic of China, wholly owned by China Eastern Airlines Corporation Limited.
3.	Shanghai Eastern Flight Training Co., Ltd., a company incorporated under the laws of People’s Republic of China, 100% equity of which is owned by China Eastern Airlines Corporation Limited.
4.	Shanghai Airlines Tours International Group Co., Ltd., a company incorporated under the laws of People’s Republic of China, 100% equity of which is owned by China Eastern Airlines Corporation Limited.
5.	China Eastern Airlines (Shantou) Economics Development Co., Ltd., a company incorporated under the laws of People’s Republic of China, 55% equity of which is owned by China Eastern Airlines Corporation Limited.
6.	China Cargo Airlines Co., Ltd., a company incorporated under the laws of People’s Republic of China, 51% equity of which is owned by China Eastern Airlines Corporation Limited.
7.	China Eastern Airlines Wuhan Co., Ltd., a company incorporated under the laws of People’s Republic of China, 60% equity of which is owned by China Eastern Airlines Corporation Limited.
8.	Shanghai Eastern Aircraft Maintenance Co., Ltd., a company incorporated under the laws of People’s Republic of China, 60% equity of which is owned by China Eastern Airlines Corporation Limited.
9.	Shanghai Eastern Airlines Logistics Co., Ltd., a company incorporated under the laws of People’s Republic of China, wholly owned by China Eastern Airlines Corporation Limited.
10.	Shanghai Airlines Hotel Investment Management Co., Ltd., a company incorporated under the laws of People’s Republic of China, 89.8% equity of which is owned by China Eastern Airlines Corporation Limited.
11.	Shanghai Airlines Industrial Co., Ltd., a company incorporated under the laws of People’s Republic of China, 88.32% equity of which is owned by China Eastern Airlines Corporation Limited.
12.	Eastern Airlines Hotel Co., Ltd., a company incorporated under the laws of People’s Republic of China, wholly owned by China Eastern Airlines Corporation Limited.
13.	China Eastern Airlines Executive Air Co., Ltd., a company incorporated under the laws of People’s Republic of China, 100% equity of which is owned by China Eastern Airlines Corporation Limited.
14.	China United Airlines Co., Ltd., a company incorporated under the laws of People’s Republic of China, wholly owned by China Eastern Airlines Corporation Limited.
15.	Eastern Airlines Yunnan Co., Ltd., a company incorporated under the laws of People’s Republic of China, 65% equity of which is owned by China Eastern Airlines Corporation Limited.
16.	Eastern Air Overseas (Hong Kong) Corporation Limited, a company incorporated under the laws of Hong Kong, 100% equity of which is owned by China Eastern Airlines Corporation Limited.
17.	Eastern Airlines Technology Co. Ltd., a company incorporated under the laws of People’s Republic of China, 100% equity of which is owned by China Eastern Airlines Corporation Limited.